Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 033-63299, 033-55695, 333-93345 and 333-140103 on Form S-8 and Nos. 333-67594 and 333-11221 on Form S-3 of our reports dated August 9, 2011, relating to the consolidated financial statements of The Marcus Corporation, and the effectiveness of The Marcus Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Marcus Corporation for the year ended May 26, 2011.

Milwaukee, Wisconsin
August 9, 2011